UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 8, 2016

Intrawest Resorts Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36286	46-3681098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 18th Street, Suite 300, Denver, Colorado 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 749-8200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On April 8, 2016, certain of the subsidiaries of Intrawest Resorts Holdings, Inc. (the “Company”), that guarantee the Company’s senior debt, entered into the fourth amendment (the “Fourth Amendment”) to the Company’s existing credit agreement dated as of December 9, 2013 (the “Credit Agreement”).  All capitalized terms used in this Current Report on Form 8-K but not defined herein have the meaning assigned to them in the Credit Agreement and/or the Fourth Amendment.  Upon execution of the Fourth Amendment, the Company repaid $25.0 million of Term Loan borrowings with cash on hand.

The Fourth Amendment, among other items, increased the applicable margins for base rate loans and Euro dollar rate loans under the Term Loan from 2.75% to 3.00% and from 3.75% to 4.00%, respectively. Additionally, solely for purposes of calculating the Incremental Amount of additional Term Loan borrowings, the amount of Unrestricted Cash to be deducted from the Company’s Total Secured Debt was increased from $40.0 million to $65.0 million.

The Fourth Amendment also modified the former requirement that the Net Cash Proceeds from any disposition of Company property be used solely to reinvest in assets useful in the Company’s business or to repay the amounts due under the Company’s term loan facility (the “Term Loan”) so that the Net Cash Proceeds received from the sale of certain specified assets may now also be used by the Company for other purposes, including for Restricted Payments, subject to the satisfaction of certain conditions described therein.

Additionally, the Fourth Amendment amended Section 6.1 of the Credit Agreement by deleting the proviso thereto in its entirety, which provided that the Company was not subject to the financial covenant defined therein when the outstanding amount of the Revolving Loans plus the Swing Line Loans plus the Revolving Facility Letter of Credit Usage was less than 30% of the aggregate Revolving Commitments.  Pursuant to the Fourth Amendment, the Company will now be subject to the financial covenant defined therein on the last day of each Test Period.

The Fourth Amendment also  revised the definition of “Permitted Acquisition” so that after an acquisition instead of requiring Pro Forma Compliance with a Total Secured Debt Ratio of 5.50:1:00 or a ratio that is no higher than before the Permitted Acquisition, it now requires Pro Forma Compliance with a Total Gross Debt Leverage Ratio of 5.50:1.00. Additionally, the definition was further amended to require that any acquisition of real property consisting of land for development must reasonably relate to the existing operations of the Company and that any acquisition must be in a substantially related business.

A copy of the Fourth Amendment is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

All other terms and conditions of the Fourth Amendment are consistent with the Credit Agreement, hereby incorporated by reference, as filed as an exhibit to the Company’s S-1/A registration statement on December 16, 2013 as well as the Incremental Amendment to the Credit Agreement filed as an exhibit to the Company’s Form 8-K on September 22, 2014, the Second Amendment to the Credit Agreement filed as an exhibit to the Company's Form 8-K on April 30, 2015, and the Third Amendment to the Credit Agreement filed as an exhibit to the Company's Form 8-K on June 3, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrawest Resorts Holdings, Inc.

	By:	/s/ Travis Mayer
Travis Mayer
Executive Vice President, Chief Financial Officer and Treasurer
Date: April 12, 2016

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement